Exhibit 99.3

Amylyx Pharmaceuticals, Inc.

Lock-Up Agreement

April 26, 2021

Goldman Sachs & Co. LLC

SVB Leerink LLC

Evercore Group L.L.C.

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o SVB Leerink LLC

One Federal Street, 37th Floor

Boston, Massachusetts 02110

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

Re:	Amylyx Pharmaceuticals, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC, SVB Leerink LLC and Evercore Group L.L.C., as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Amylyx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus (the “Prospectus”) used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, shall not cause or direct any of its affiliates to, and shall use its reasonable best efforts to cause its affiliates not to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned (such Common Stock and Derivative Instruments, collectively, the “Undersigned’s Shares”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or Common Stock and Derivative Instruments, collectively, the “Undersigned’s Shares”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any of the Undersigned’s Shares, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of the Undersigned’s Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer or otherwise dispose of the Undersigned’s Shares:

(i)

as a bona fide gift or gifts or to a charitable organization or educational institution for no value, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(ii)

to any member of the undersigned’s immediate family or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the member of the undersigned’s immediate family or trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

(iii)

by will or other testamentary document or by intestacy, provided that any filing made under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall include a footnote noting the circumstances described in this clause;

(iv)

pursuant to a court order or settlement or other domestic order related to the distribution of assets in connection with the dissolution of a marriage or civil union, provided that any filing made under Section 16 of the Exchange Act shall include a footnote noting the circumstances described in this clause;

(v)

to general or limited partners, members, stockholders, other equity holders or trust beneficiaries of the undersigned or to any investment fund or other entity that controls or manages, or is under common control with, the undersigned, provided that any such transferee agrees to be bound in writing by the restrictions set forth herein;

(vi)

acquired in the Public Offering (other than any issuer-directed shares of Common Stock purchased in the Public Offering by an officer or director of the Company) or acquired in open market transactions after the completion of the Public Offering;

(vii)	prior to the first public filing of a prospectus for the Public Offering, provided that the transferee agrees to be bound in writing by the restrictions set forth herein;

(viii)

by surrender or forfeiture of shares of Common Stock or other securities of the Company to the Company to satisfy tax withholding obligations upon exercise or vesting or the exercise price upon a cashless net exercise, in each case, of share options, equity awards, warrants or other rights to acquire shares of Common Stock, provided that any filing made under Section 16 of the Exchange Act shall include a footnote noting the circumstances described in this clause;

(ix)

pursuant to a bona fide third-party tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change in Control, provided that in the event that such tender offer, merger, consolidation, business combination, stock purchase or transaction or series of related transactions is not completed, the Undersigned’s Shares shall remain subject to the restrictions set forth herein;

(x)

the conversion of outstanding preferred shares of the Company described in the Prospectus and outstanding as of the date of the Prospectus into shares of Common Stock as described in the Prospectus, provided that the shares of Common Stock received upon conversion shall be subject to the restrictions set forth herein; or

(xi)	with the prior written consent of the Representatives on behalf of the Underwriters

In addition, with respect to clauses (i), (ii), (iii), (iv), (v), (vi) and (viii) above, it shall be a condition to such transfer that no filing under the Exchange Act or other disclosure of such transfer shall be required or voluntarily made during the Lock-Up Period, except (a) as contemplated by clauses (iii), (iv) and (viii) above and (b) any required filings on Form 5 the filing deadline for which falls during the Lock-Up Period.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and “Change in Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, in each case occurring subsequent to the Public Offering, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

In addition, notwithstanding the foregoing, (1) if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value; provided, further that no filing under the Exchange Act or other public disclosure reporting a reduction in beneficial ownership of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period and (2) the restrictions on transfer and disposition of the Undersigned’s Shares during the Lock-Up Period shall not apply to the repurchase of the Undersigned’s Shares by the Company pursuant to any contractual arrangement in effect on the date of this agreement and disclosed in the Prospectus that provides for the repurchase of the undersigned’s Common Stock or in connection with the termination of the undersigned’s employment or other service with the Company; provided that no filing under the Exchange Act or other public disclosure of such repurchase shall be voluntarily made during the Lock-Up Period and any filing under the Exchange Act or other public disclosure required to be made during the Lock-Up Period shall include a statement to the effect that such repurchase related to the circumstances described in this clause (2).

The undersigned now has, and, except as contemplated by the terms hereof, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In addition, the undersigned may enter into any plan designed to satisfy the requirements of Rule 10b5-1 (a “10b5-1 Plan”) under the Exchange Act (other than the entry into such a plan in such a manner as to allow the sale of shares of Common Stock, in each case, within the Lock-Up Period); provided, however that, no sale of shares of Common Stock may be made under such 10b5-1 Plan during the Lock-Up Period; provided further that no filing under the Exchange Act or public disclosure regarding the establishment of such plan shall be voluntarily made during the Lock-Up Period and any such filing or public disclosure that is required to be made during the Lock-Up Period shall include a statement to the effect that no disposition of the Undersigned’s Shares may be made under such plan during the Lock-Up Period.

Notwithstanding anything to the contrary contained herein:

(i)

if the Representatives enter into any lock-up agreement with any 1% or greater shareholder, officer or director of the Company, or amend, modify or waive obligations under any such lock-up agreement, such that the terms of such other lock-up agreement (after giving effect to any amendment, modification or waiver) are more favorable to such other shareholder, officer or director than the terms of this Lock-Up Agreement to the undersigned, then this Lock-Up Agreement shall be deemed to have been automatically amended to include such more favorable terms, mutatis mutandis; provided, however, that the foregoing shall not apply in the case of a release from the restrictions described herein (1) unless and until the Representatives have first released more than 1% of the Shares in the aggregate from such restrictions, (2) due to circumstances of an emergency or hardship, as determined by the Representatives in their reasonable judgment, (3) solely to permit a transfer not involving a disposition for value if the transferee agrees in writing to be bound by the same terms described in this Lock-Up Agreement; provided, that any subsequent release or waiver by the Representatives of the prohibition of transfer of Shares of Common Stock held by the transferee of a transfer pursuant to this clause shall be subject to the provisions of this paragraph to the same extent as if the original transfer was not exempt or (4) in connection with an underwritten public offering that is wholly or partially a secondary offering of Shares; and

(ii)

this Lock-Up Agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, the Company advises the Representatives in writing that it has determined not to proceed with the Public Offering of the Shares, (ii) prior to the execution of the Underwriting Agreement, the date on which the Company files an application to withdraw the registration statement related to the Public Offering of the Shares or (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering and that the Company shall be deemed a third-party beneficiary hereto. The undersigned further understands that this Lock-Up Agreement shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns, provided, that, in the event that any director, officer or 3% or greater shareholder of the Company does not execute a lock-up agreement on terms at least as restrictive as this Lock-Up Agreement in connection with the Public Offering, this Lock-Up Agreement shall be of no further force or effect.

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Very truly yours,

For and on behalf of MVIL, LLC

Exact Name of Shareholder
/s/ Cheng Yee Wing Betty/Wong See Wai
Cheng Yee Wing Betty/Wong See Wai
Authorized Signatures

Title

[Signature Page to Lockup Agreement]